Exhibit 99.1
FOR ADDITIONAL INFORMATION:

Investor Relations Contact:	Media Contact:

Applied Micro Circuits Corporation Bob Gargus Phone: (408) 542-8752 E-Mail: bgargus@amcc.com	Applied Micro Circuits Corporation Gilles Garcia Phone: (408) 542-8687 E-Mail: ggarcia@amcc.com

Thursday, October 30, 2008
Company Press Release
APPLIED MICRO CIRCUITS CORPORATION REPORTS
SECOND QUARTER FISCAL 2009 FINANCIAL RESULTS
Second Quarter Revenues Increased 32% Year-over-Year
SUNNYVALE, Calif., —October 30, 2008—Applied Micro Circuits Corporation [NASDAQ: AMCC] today reported its financial results for the second quarter of fiscal 2009 ending September 30th, 2008.
•	Q2 net revenues of $76.9 million, up 32% year over year and 4% sequentially.

•	Q2 GAAP net loss of $2.3 million or $(0.04) per share.

•	Q2 non-GAAP net income of $10.3 million or $0.16 per share up 33% sequentially.

•	Total short and long term cash was approximately $201 million.

•	AMCC announced Pemaquid S19258 OTN 10Gbps framer/mapper shipping in production volume—fastest time to revenue product for the company and design wins in more than 20 major OEM platforms.

•	AMCC’s SAS product, 9690SA-4I, was given the “Best in Storage” award by Network Products Guide.

•	AMCC disclosed several customers using its 10Gbps PHY portfolio, like Netxen, MergeOptics, Mitel-Teleoptix, Civcom and technology partners like Avago Technologies and Gennum.
Net revenues for the second quarter of fiscal 2009 were $76.9 million compared to $74.1 million in the first quarter of fiscal 2009, representing a sequential growth of 4% and a growth of 32% over the $58.2 million reported in the second quarter of fiscal 2008. Revenues for the first six months were $151.0 million compared to $108.3 million for the comparable period last year, a 39% increase.
The net loss on a generally accepted accounting principles (GAAP) basis for the second quarter of fiscal 2009 was $2.3 million or $(0.04) per share. The second quarter GAAP net loss compares with a net loss of $5.2 million or $(0.08) per share for the first quarter of fiscal 2009 and a net loss of $8.1 million or $(0.12) per share for the second quarter of fiscal 2008. Year to date, GAAP net loss was $7.5 million or $(0.12) per share compared to $24.5 million or $(0.35) per share for the first six months of fiscal year 2008.
The non-GAAP net income for the second quarter of fiscal 2009 was $10.3 million or $0.16 per share, compared to the non-GAAP net income of $7.7 million or $0.12 per share in the first quarter of fiscal 2009 and a net loss of $3.0 million or $(0.04) per share for the second quarter of fiscal 2008. Year to date, non-GAAP net income was $18.0 million or $0.28 per share compared to non-GAAP net loss of $10.3 million or $(0.15) per share for the first six months of fiscal 2008.
“I am pleased we were able to execute according to plan though macro economic conditions continued to worsen through the quarter. We expect a negative impact to our business for the next one to two quarters after which we remain optimistic given our strong product cycles and design win pipeline. In the interim, we continue to focus on implementing our growth strategies.” said Kambiz Hooshmand, president and chief executive officer.
Bob Gargus, chief financial officer commented, “This was a solid quarter financially. We were cash flow positive for the fourth straight quarter and our non-GAAP profitability improved as a percent of revenue for the fifth straight quarter. With non-GAAP operating income at 10% of revenue and EBITDA above 14% of revenue, we are clearly demonstrating our ability to leverage incremental revenue growth to the bottom line. We will continue to focus and execute on the financial fundamentals despite the challenging economic environment.”
AMCC reports its financial results in accordance with GAAP and also provides additional financial data that have not been prepared in accordance with GAAP. The non-GAAP results and other financial measures reported by the Company exclude certain items that are required by GAAP, such as restructuring charges, amortization of purchased intangibles, stock-based compensation charges, impairment of goodwill, strategic investment written off and gain on renegotiated design tool agreement, other than temporary impairment on investments, tax provision related to the creation of deferred tax liability relating to a prior asset purchase acquisition transaction, payroll tax on certain stock option exercises and expenses related to stock option investigation and other litigation. Expenses related to stock option investigation consist primarily of fees paid to professional service firms in connection with the Company’s internal investigation of historical stock option grant practices and the resulting restatement of the Company’s financial statements, the investigations by the Securities and Exchange Commission and the U.S. Attorney’s office arising from the internal investigation and the defense of derivative lawsuits arising from the Company’s internal investigation and other litigation relates to an accrual made for a potential litigation settlement. Income taxes are adjusted to an estimated non-GAAP effective tax rate. These non-GAAP measures are not a substitute for GAAP measures and may not be consistent with the presentation used by other companies. The Company uses the non-GAAP financial measures to evaluate and manage its operations. The Company is providing this information to allow investors to perform additional financial analysis and because it is consistent with the financial models and estimates published by analysts who follow the Company. The attached schedule reconciles non-GAAP results and other financial measures reported by the Company with the most directly comparable GAAP financial measures.
AMCC management will be holding a conference call today, October 30, 2008, at 2:00 p.m. Pacific Time/5:00 p.m. Eastern Time to discuss additional details regarding the Company’s performance for the second quarter of fiscal 2009 and to provide guidance for the third quarter of fiscal 2009. You may access the conference call via any of the following:

Teleconference: Conference ID: Web Broadcast: Replay:	719-325-4916 4222506 http://investor.amcc.com/events.cfm 719-457-0820 (available through November 6, 2008)
AMCC Overview
AMCC is a global leader in energy efficient sustainable solutions to Process, Transport, and Store information for the next generation of internet data center and carrier central office. AMCC is a leader in high speed signal processing, IP & Ethernet packet processing, and storage controllers and processors. AMCC’s patented innovations in high speed mixed signal, Forward Error Correction, RAID, and packet processing provide high value solutions.
AMCC’s corporate headquarters are located in Sunnyvale, California. Sales and engineering offices are located throughout the world.
For further information regarding AMCC, please visit our web site at http://www.amcc.com.
This news release contains forward-looking statements that reflect the Company’s current view with respect to future events and financial performance, including statements regarding backlog and future revenues, and profitability. These forward-looking statements are only predictions based on current information and expectations and are subject to certain risks and uncertainties, including, but not limited to, customer demand for the Company’s products, the businesses of the Company’s major customers, reductions, rescheduling or cancellation of orders by the Company’s customers, successful and timely development of products, market acceptance of new products, and general economic conditions. More information about potential factors that could affect the Company’s business and financial results is included in the “Risk Factors” set forth in the Company’s Annual Report on Form 10-K for the year ended March 31, 2008, and the Company’s other filings with the Securities and Exchange Commission. Actual results could differ materially, as a result of such factors, from those set forth in the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and the Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the issuance of this press release.
-Financial Tables Follow-

APPLIED MICRO CIRCUITS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	September 30,	March 31,
	2008	2008
ASSETS

Current assets:
Cash, cash equivalents and short-term investments	$195,648	$142,889
Accounts receivable, net	31,899	28,800
Inventories	34,481	37,966
Other current assets	9,400	11,340

Total current assets	271,428	220,995
Marketable securities	5,436	51,919
Property and equipment, net	27,456	25,995
Goodwill	264,130	264,130
Purchased intangibles	44,221	56,025
Other assets	14,673	13,783

Total assets	$627,344	$632,847

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$23,459	$25,518
Other current liabilities	22,526	22,659

Total current liabilities	45,985	48,177
Deferred tax liability	4,397	3,958
Stockholders’ equity	576,962	580,712

Total liabilities and stockholders’ equity	$627,344	$632,847

APPLIED MICRO CIRCUITS CORPORATION
GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended			Six Months Ended
	September 30,	June 30,	September 30,	September 30,
	2008	2008	2007	2008	2007

Net revenues	$76,931	$74,060	$58,210	$150,991	$108,345
Cost of revenues	35,981	35,850	30,328	71,831	56,826

Gross profit	40,950	38,210	27,882	79,160	51,519
Operating expenses:
Research and development	24,461	23,481	24,480	47,942	49,962
Selling, general and administrative	16,334	16,613	15,850	32,947	31,913
Amortization of purchased intangibles	1,320	1,320	1,336	2,640	2,681
Restructuring charges	140	(258)	1,376	(118)	1,344
Litigation settlement	130	—	—	130	—
Option investigation related expenses, net	(184)	347	209	163	501

Total operating expenses	42,201	41,503	43,251	83,704	86,401

Operating loss	(1,251)	(3,293)	(15,369)	(4,544)	(34,882)
Interest and other (expense) income, net	(550)	(1,327)	6,906	(1,877)	9,982

Loss before income taxes	(1,801)	(4,620)	(8,463)	(6,421)	(24,900)
Income tax expense (benefit)	512	554	(410)	1,066	(427)

Net loss	$(2,313)	$(5,174)	$(8,053)	$(7,487)	$(24,473)

Basic and diluted loss per share:
Loss per share	$(0.04)	$(0.08)	$(0.12)	$(0.12)	$(0.35)

Shares used in calculating basic and diluted loss per share	65,150	64,864	68,783	65,007	69,599

APPLIED MICRO CIRCUITS CORPORATION
RECONCILIATION OF GAAP NET LOSS TO NON-GAAP NET INCOME (LOSS)
(in thousands, except per share data)
(unaudited)

	Three Months Ended			Six Months Ended
	September 30,	June 30,	September 30,	September 30,
	2008	2008	2007	2008	2007

GAAP net loss	$(2,313)	$(5,174)	$(8,053)	$(7,487)	$(24,473)
Adjustments:
Stock-based compensation charges	2,997	3,208	3,297	6,205	5,917
Amortization of purchased intangibles	5,903	5,901	5,919	11,804	11,955
Restructuring charges	140	(258)	1,376	(118)	1,344
Other than temporary investment impairment	3,444	3,393	—	6,837	—
Realized gain on sale of strategic equity investment	—	—	(4,649)	—	(4,649)
Gain on renegotiated design tool agreement	—	—	(749)	—	(749)
Payroll taxes on certain stock option exercises	—	—	1	—	3
Litigation settlement	130	—	—	130	—
Option investigation related expenses, net	(184)	347	209	163	501
Income tax adjustments	193	315	(318)	508	(109)

Total GAAP to Non-GAAP adjustments	12,623	12,906	5,086	25,529	14,213

Non-GAAP net income (loss)	$10,310	$7,732	$(2,967)	$18,042	$(10,260)

Diluted income (loss) per share	$0.16	$0.12	$(0.04)	$0.28	$(0.15)

Shares used in calculating diluted income (loss) per share	65,369	65,104	68,783	65,237	69,599

Income (loss) per share:
GAAP income (loss) per share	$(0.04)	$(0.08)	$(0.12)	$(0.12)	$(0.35)
GAAP to non-GAAP adjustments	0.20	0.20	0.08	0.40	0.20

Non-GAAP income (loss) per share	$0.16	$0.12	$(0.04)	$0.28	$(0.15)

Reconciliation of shares used in calculating the non-GAAP income per share:
Shares used in calculating the basic and diluted income(loss) per share	65,150	64,864	68,783	65,007	69,599
Adjustment for dilutive securities	219	240	—	230	—

Non-GAAP shares used in the EPS calculation	65,369	65,104	68,783	65,237	69,599

APPLIED MICRO CIRCUITS CORPORATION
SCHEDULE OF SELECTED GAAP TO NON-GAAP ADJUSTMENTS
(in thousands)
(unaudited)
The following schedule reconciles selected line items from the GAAP basis statements of operations to the non-GAAP statements of operations:

	Three Months Ended			Six Months Ended
	September 30,	June 30,	September 30,	September 30,
	2008	2008	2007	2008	2007
GROSS PROFIT:
GAAP gross profit	$40,950	$38,210	$27,882	$79,160	$51,519
Amortization of purchased intangibles	4,583	4,581	4,583	9,164	9,274
Stock-based compensation expense	182	214	240	396	312

Non-GAAP gross profit	$45,715	$43,005	$32,705	$88,720	$61,105

OPERATING EXPENSES:
GAAP operating expenses	$42,201	$41,503	$43,251	$83,704	$86,401
Stock-based compensation expense	(2,815)	(2,994)	(3,057)	(5,809)	(5,605)
Amortization of purchased intangibles	(1,320)	(1,320)	(1,336)	(2,640)	(2,681)
Restructuring charges	(140)	258	(1,376)	118	(1,344)
Gain on renegotiated design tool agreement	—	—	749	—	749
Payroll taxes on certain stock option exercises	—	—	(1)	—	(3)
Litigation settlement	(130)	—	—	(130)	—
Option investigation related expenses, net	184	(347)	(209)	(163)	(501)

Non-GAAP operating expenses	$37,980	$37,100	$38,021	$75,080	$77,016

INTEREST AND OTHER INCOME, NET
GAAP interest and other (expense) income, net	$(550)	$(1,327)	$6,906	$(1,877)	$9,982
Realized gain on sale of strategic equity investments	—	—	(4,649)	—	(4,649)
Other than temporary investment impairment	3,444	3,393	—	6,837	—

Non-GAAP interest and other income, net	$2,894	$2,066	$2,257	$4,960	$5,333

INCOME TAX EXPENSE (BENEFIT):
GAAP income tax expense (benefit)	$512	$554	$(410)	$1,066	$(427)
Income tax adjustments	(193)	(315)	318	(508)	109

Non-GAAP income tax expense (benefit)	$319	$239	$(92)	$558	$(318)

RESEARCH AND DEVELOPMENT
GAAP research and development	$24,461	$23,481	$24,480	$47,942	$49,962
Stock-based compensation expense	(1,098)	(1,337)	(1,216)	(2,435)	(2,271)
Gain on renegotiated design tool agreement	—	—	749	—	749
Payroll taxes on certain stock option exercises	—	—	—	—	(2)

Non-GAAP research and development	$23,363	$22,144	$24,013	$45,507	$48,438

SELLING, GENERAL AND ADMINISTRATIVE
GAAP selling, general and administrative	$16,334	$16,613	$15,850	$32,947	$31,913
Stock-based compensation expense	(1,717)	(1,657)	(1,841)	(3,374)	(3,334)
Payroll taxes on certain stock option exercises	—	—	(1)	—	(1)

Non-GAAP selling, general and administrative	$14,617	$14,956	$14,008	$29,573	$28,578

APPLIED MICRO CIRCUITS CORPORATION
CONSOLIDATED STATEMENT OF CASHFLOWS
(in thousands)
(unaudited)

	Six Months Ended September 30,
	2008	2007

Operating activities:
Net loss	$(7,487)	$(24,473)
Adjustments to reconcile net loss to net cash provided by (used for) operating activities
Depreciation	3,449	3,227
Amortization of purchased intangibles	11,804	11,956
Stock-based compensation expense :
Stock options	3,703	5,268
Restricted stock units	2,502	649
Investment impairment charge	6,837	—
Net gain on sale of strategic equity investment	—	(4,649)
Net loss (gain) on disposal of property	29	(64)
Changes in operating assets and liabilities:
Accounts receivable	(3,099)	9,340
Inventories	3,485	(9,195)
Other assets	1,050	1,653
Accounts payable	(2,059)	(12,582)
Accrued payroll and other accrued liabilities	(244)	(4,506)
Deferred taxes	439	—
Deferred revenue	111	6

Net cash provided by (used for) operating activities	20,520	(23,370)

Investing activities:
Proceeds from sales and maturities of short-term investments and marketable securities	339,602	345,009
Purchases of short-term investments and marketable securities	(335,619)	(286,191)
Purchase of strategic investments	—	(5,000)
Net proceeds from the sale of strategic equity investments	—	5,249
Purchase of property, equipment and other assets	(4,935)	(3,314)
Proceeds from sale of property and equipment	—	1,646

Net cash provided by (used for) investing activities	(952)	57,399

Financing activities:
Proceeds from issuance of common stock	1,615	3,286
Open market repurchases of Company stock	—	(29,268)
Funding of structured stock repurchase agreements	—	(23,830)
Funds received from structured stock repurchase agreements including gains	—	13,237
Other	(63)	(231)

Net cash used for financing activities	1,552	(36,806)

Net decrease in cash and cash equivalents	21,120	(2,777)
Cash and cash equivalents at beginning of the period	42,689	51,595

Cash and cash equivalents at end of the period	$63,809	$48,818